     As filed with the Securities and Exchange Commission on April 1, 1999
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                               VERTEL CORPORATION
             (Exact name of Registrant as specified in its charter)
                               __________________

      California                                        95-3948704
   (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                 Identification Number)
                               __________________
                              21300 Victory Blvd.
                                   Suite 1200
                        Woodland Hills, California 91367
                                 (818) 227-1400
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                               __________________
                        1999 Executive Stock Option Plan
                            (Full title of the plan)
                               __________________

                                  Bruce Brown
                     President and Chief Executive Officer
                               Vertel Corporation
                              21300 Victory Blvd.
                                   Suite 1200
                        Woodland Hills, California 91367
                                 (818) 227-1400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ___________________
                                   Copies to:
                                ELIAS J. BLAWIE
                               VENTURE LAW GROUP
                           A PROFESSIONAL CORPORATION
                              2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 854-4488

              (Calculation of Registration Fee on following page)
================================================================================

--------------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                          Proposed        Proposed
                                       Maximum Amount      Maximum        Maximum       Amount of
                                           to be          Offering       Aggregate     Registration Fee
Title of Securities to be Registered   Registered(1)      Price Per    Offering Price
                                                            Share
--------------------------------------------------------------------------------------------------------
1999 Executive Stock Option Plan
  Common Stock,
  $0.01 par value..................          635,456       $1.40625(2)  $893,610        $249

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. The computation is based upon the average high and low sale prices of the Registrant's Common Stock as reported on the Nasdaq National Market on March 29, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

       The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                       ------------

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

       (c) Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on April 30, 1997 pursuant to Section 12 of the Exchange Act.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.  Not applicable.
         -------------------------

Item 5.  Interests of Named Experts and Counsel.  Not applicable.
         --------------------------------------

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

       The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the
California General Corporation Law.   In addition, the Registrant has entered
into Indemnification Agreements with its officers and directors.

Item 7.    Exemption from Registration Claimed.  Not applicable.
           ------------------------------------

Item 8.    Exhibits.
           --------

            Exhibit
            Number
            -------
            5.1      Opinion of Venture Law Group, A Professional Corporation

            23.1     Consent of Venture Law Group, A Professional Corporation
                    (included in Exhibit 5.1)

            23.2     Independent Auditors' Consent

            24.1     Power of Attorney (see p. 6)

Item 9.    Undertakings.
           ------------

       The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant, Vertel Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on March 31, 1999.

                                 Vertel Corporation


                                 By:  /s/ Bruce W.Brown
                                     ----------------------------------------
                                          Bruce W. Brown
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce W. Brown and Gordon Almquist, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                 Date
              ---------                                   -----                                 ----
/s/ Bruce W.Brown                      President, Chief Executive Officer and              March 31, 1999
-----------------------------
   Bruce W. Brown                       Director (Principal Executive Officer)

/s/ Gordon Almquist                    Vice President of Finance and Chief                 March 31, 1999
-----------------------------
   Gordon Almquist                      Financial Officer (Principal Financial and
                                        Accounting Officer)

/s/ Jeffrey M. Drazan                  Director                                            March 31, 1999
-----------------------------
   Jeffrey M. Drazan

/s/ Craig W. Johnson                   Director                                            March 31, 1999
-----------------------------
   Craig W. Johnson

/s/ Howard Oringer                     Director                                            March 31, 1999
-----------------------------
   Howard Oringer

/s/ Ralph Ungermann                    Director                                            March 31, 1999
-----------------------------
   Ralph Ungermann

/s/ Gilbert P. Williamson              Director                                            March 31, 1999
-----------------------------
   Gilbert P. Williamson

                               INDEX TO EXHIBITS


   Exhibit
   Number
   -------

     5.1    Opinion of Venture Law Group, A Professional Corporation

    23.1 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1)

    23.2    Independent Auditors' Consent

    24.1    Powers of Attorney (see p. 6)